Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Gaxos.AI, Inc. and its Subsidiaries of our report dated March 17, 2026 on the consolidated financial statements of Gaxos.AI, Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

September 11, 2026